EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2013 THIRD QUARTER FINANCIAL RESULTS

KILGORE, Texas, October 30, 2013 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the third quarter ended September 30, 2013.

The Partnership's adjusted EBITDA for the third quarter of 2013 was $26.8 million. This compared to adjusted EBITDA for the third quarter of 2012 of $27.7 million. The Partnership's adjusted EBITDA for the nine months ended September 30, 2013 was $99.4 million. This compared to adjusted EBITDA for the nine months ended September 30, 2012 of $89.3 million. EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

The Partnership's distributable cash flow for the third quarter of 2013 was $13.3 million. This compared to distributable cash flow for the third quarter of 2012 of $19.6 million. The Partnership's distributable cash flow for the nine months ended September 30, 2013 was $62.8 million. This compared to distributable cash flow for the nine months ended September 30, 2012 of $59.7 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

The Partnership reported net income for the third quarter of 2013 of $0.2 million, or $0.01 per limited partner unit. This compared to net income for the third quarter of 2012 of $72.2 million, or $3.07 per limited partner unit. The Partnership reported net income for the nine months ended September 30, 2013 of $25.9 million, or $0.95 per limited partner unit. This compared to net income for the nine months ended September 30, 2012 of $94.7 million, or $3.73 per limited partner unit. Revenues for the third quarter of 2013 were $359.6 million compared to $354.1 million for the third quarter of 2012.

    The Partnership reported income from continuing operations for the third quarter of 2013 of $0.2 million, or $0.01 per limited partner unit. This compared to income from continuing operations for the third quarter of 2012 of $8.6 million, or $0.44 per limited partner unit. The Partnership reported no income from discontinued operations for the third quarter of 2013. This compared to income from discontinued operations for the third quarter of 2012 of $63.6 million, or $2.63 per limited partner unit.

The Partnership reported income from continuing operations for the nine months ended September 30, 2013 of $25.9 million, or $0.95 per limited partner unit. This compared to the income from continuing operations for the nine months ended September 30, 2012 of $27.4 million, or $0.94 per limited partner unit. The Partnership reported no income from discontinued operations for the nine months ended September 30, 2013. This compared to income from discontinued operations for the nine months ended September 30, 2012 of $67.3 million, or $2.79 per limited partner unit. Revenues for the nine months ended September 30, 2013 were $1,151.5 million compared to $1,036.3 million for the nine months ended September 30, 2012.

Included with this press release are the Partnership's consolidated financial statements as of and for the three and nine months ended September 30, 2013 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on November 4, 2013.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said, “For the third quarter our distribution coverage ratio was below expectations as we experienced more than our normal seasonal weakness during the period. However, on a trailing twelve month basis our coverage ratio was 1.02 times.

"Looking across our segments, we increased our cash flow in the third quarter in three of our four business segments, but we experienced more than our normal seasonal downturn in our Sulfur Services segment, primarily in our fertilizer business. Our performance trailed our forecast due to weaker seasonal demand as pricing for several of our key fertilizer products fell sharply. This was a result of much weaker agricultural product prices and a later than normal harvest. Looking ahead, we expect these softer market conditions to continue in the near term until spring fertilizer application commences next year.
"Our third-quarter seasonality is also more apparent now than in years past due to the inclusion of the butane business as part of our Natural Gas Services segment. Now that the refinery’s butane blending season has begun, our fourth quarter cash flow and first quarter 2014 will improve significantly reflective of the normal sales cycle in this business. In addition, we expect to realize balance sheet improvements due to falling butane-related working capital requirements beginning in the fourth quarter.
"Our Marine Transportation segment showed modestly improved results versus the second quarter as we experienced increased utilization from our inland fleet. Several vessels came out of dry dock from earlier in the year and are back on day rate. Our offshore fleet remains near full utilization. The outlook is favorable as we have achieved recent success re-contracting offshore marine assets with improved terms and day rates.
"In our Terminalling and Storage segment, we are pleased to announce that our new dock at the Partnership’s Corpus Christi Crude Terminal (CCCT) will be completed in November. This newly constructed asset will allow our customer significantly improved loading access resulting in higher through-put across the terminal. We expect a significant increase in barrels through CCCT when construction of the new dock is complete. In addition, the construction of our final three tanks comprising 300,000 barrels of storage remains on schedule for completion in the second quarter of 2014. Upon completion of the additional storage, we expect a subsequent increase in barrels through CCCT from our customer.
"Lastly, during the quarter, the parent of our general partner closed its transaction with Alinda Capital Partners, effectively selling a 49% voting and 50% economic interest in our general partner. While the Alinda partnership is brand new, an immediate positive impact and favorable market reaction is evident. Further, we have gained access to multiple acquisition opportunities that previously would have been unattainable for the Partnership on a stand-alone basis. I am confident that Alinda will assist in the Partnership's continued growth."
Investors' Conference Call
An investors' conference call to review the third quarter results will be held on Thursday, October 31, 2013, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on October 31, 2013 through 10:59 p.m. Central Time on November 6, 2013. The access code for the conference call and the audio replay is Conference ID No. 90801714. The audio replay of the conference call will also be archived on Martin Midstream Partners' website at www.martinmidstream.com.

Quarterly Cash Distribution

The quarterly cash distribution of $0.7825 per common units which was announced on October 24, 2013 is payable on November 14, 2013 to common unitholders of record as of the close of business on November 7, 2013. The ex-dividend date for the cash distribution is November 5, 2013. This distribution reflects an annualized distribution rate of $3.13 per unit.

About Martin Midstream Partners
The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: terminalling and storage services for petroleum products and by-products including the refining, blending and packaging of finished products; natural gas services, including liquids distribution services and natural gas storage; sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and marine transportation services for petroleum products and by-products. The Partnership is based in Kilgore, Texas and was founded in 2002.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historic costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unit holders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Partnership's general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
Assets
Cash	$45	$5,162
Accounts and other receivables, less allowance for doubtful accounts of $2,864 and $2,805, respectively	147,609	190,652
Product exchange receivables	3,635	3,416
Inventories	106,783	95,987
Due from affiliates	18,531	13,343
Other current assets	9,141	2,777
Assets held for sale	750	3,578
Total current assets	286,494	314,915

Property, plant and equipment, at cost	900,175	767,344
Accumulated depreciation	(291,638)	(256,963)
Property, plant and equipment, net	608,537	510,381

Goodwill	19,616	19,616
Investment in unconsolidated entities	181,586	154,309
Debt issuance costs, net	16,469	10,244
Other assets, net	7,500	3,531
	$1,120,202	$1,012,996

Liabilities and Partners’ Capital
Current installments of long-term debt and capital lease obligations	$3,173	$3,206
Trade and other accounts payable	110,617	140,045
Product exchange payables	13,123	12,187
Due to affiliates	2,791	3,316
Income taxes payable	1,121	10,239
Other accrued liabilities	18,331	9,489
Total current liabilities	149,156	178,482

Long-term debt and capital lease obligations, less current installments	648,004	474,992
Other long-term obligations	2,236	1,560
Total liabilities	799,396	655,034

Partners’ capital	320,806	357,962
Commitments and contingencies
	$1,120,202	$1,012,996

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 4, 2013.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012[1]	2013	2012[1]
Revenues:
Terminalling and storage *	$28,956	$23,875	$85,267	$65,107
Marine transportation *	24,217	22,102	74,694	63,678
Sulfur services	3,001	2,926	9,003	8,777
Product sales: *
Natural gas services	204,296	190,738	650,605	527,666
Sulfur services	39,096	57,670	164,375	193,464
Terminalling and storage	60,050	56,779	167,546	177,570
	303,442	305,187	982,526	898,700
Total revenues	359,616	354,090	1,151,490	1,036,262

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	196,308	185,686	626,609	515,928
Sulfur services *	33,994	47,272	131,577	149,582
Terminalling and storage *	52,718	52,161	146,806	160,271
	283,020	285,119	904,992	825,781
Expenses:
Operating expenses *	43,444	36,654	129,839	108,108
Selling, general and administrative *	7,211	5,774	20,624	17,184
Depreciation and amortization	13,698	10,292	37,944	30,315
Total costs and expenses	347,373	337,839	1,093,399	981,388

Other operating income	—	(5)	796	368
Operating income	12,243	16,246	58,887	55,242

Other income (expense):
Equity in earnings (loss) of unconsolidated entities	(577)	(775)	(878)	256
Interest expense	(11,060)	(6,789)	(31,058)	(23,284)
Debt prepayment premium	—	—	—	(2,470)
Other, net	(111)	505	(134)	1,054
Total other expense	(11,748)	(7,059)	(32,070)	(24,444)

Net income before taxes	495	9,187	26,817	30,798
Income tax expense	(303)	(541)	(910)	(3,366)
Income from continuing operations	192	8,646	25,907	27,432
Income from discontinued operations, net of income taxes	—	63,603	—	67,312
Net income	192	72,249	25,907	94,744
Less general partner's interest in net income	(4)	(1,448)	(518)	(4,603)
Less pre-acquisition income allocated to Parent	—	152	—	(4,622)
Less income allocable to unvested restricted units	(1)	—	(67)	—
Limited partners' interest in net income	$187	$70,953	$25,322	$85,519

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 4, 2013.

1 Financial information for 2012 has been revised to include results attributable to the Redbird Class A interests and the Blending and Packaging Assets acquired from Cross prior to October 2, 2012.
*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012[1]	2013	2012[1]
Revenues:
Terminalling and storage	$18,044	$18,531	$52,857	$48,611
Marine transportation	5,943	3,979	18,828	13,282
Product Sales	964	1,637	4,012	5,784
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	7,799	6,761	23,391	18,783
Sulfur services	4,539	4,111	13,514	12,512
Terminalling and storage	13,488	13,165	39,638	36,509
Expenses:
Operating expenses	17,902	14,100	53,410	42,308
Selling, general and administrative	4,356	2,764	12,944	8,258

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 4, 2013.

1 Financial information for 2012 has been revised to include results attributable to the Redbird Class A interests and the Blending and Packaging Assets acquired from Cross prior to October 2, 2012.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012[1]	2013	2012[1]
Allocation of net income attributable to:
Limited partner interest:
Continuing operations	$187	$10,128	$25,322	$21,645
Discontinued operations	—	60,825	—	63,874
	$187	$70,953	$25,322	$85,519
General partner interest:
Continuing operations	$4	$(1,330)	$518	$1,165
Discontinued operations	—	2,778	—	3,438
	$4	$1,448	$518	$4,603

Net income per unit attributable to limited partners:
Basic:
Continuing operations	$0.01	$0.44	$0.95	$0.94
Discontinued operations	—	2.63	—	2.79
	$0.01	$3.07	$0.95	$3.73
Weighted average limited partner units - basic	26,552	23,101	26,561	22,929
Diluted:
Continuing operations	$0.01	$0.44	$0.95	$0.94
Discontinued operations	—	2.63	—	2.79
	$0.01	$3.07	$0.95	$3.73
Weighted average limited partner units - diluted	26,579	23,105	26,581	22,932

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 4, 2013.

1 Financial information for 2012 has been revised to include results attributable to the Redbird Class A interests and the Blending and Packaging Assets acquired from Cross prior to October 2, 2012.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012[1]	2013	2012[1]
Net income	$192	$72,249	$25,907	$94,744
Other comprehensive income adjustments:
Changes in fair values of commodity cash flow hedges	—	—	—	126
Commodity cash flow hedging losses reclassified to earnings	—	(63)	—	(752)
Other comprehensive income	—	(63)	—	(626)
Comprehensive income	$192	$72,186	$25,907	$94,118

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 4, 2013.

1 Financial information for 2012 has been revised to include results attributable to the Redbird Class A interests and the Blending and Packaging Assets acquired from Cross prior to October 2, 2012.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
	Parent Net Investment[1]	Common Limited		General Partner	Accumulated Other Comprehensive Income
		Units	Amount	Amount	(Loss)	Total
Balances - January 1, 2012	$51,571	20,471,776	$279,562	$5,428	$626	$337,187

Net income	4,622	—	85,519	4,603	—	94,744

Follow-on public offering	—	2,645,000	91,361	—	—	91,361

General partner contribution	—	—	—	1,951	—	1,951

Cash distributions	—	—	(52,880)	(5,452)	—	(58,332)

Unit-based compensation	—	6,250	379	—	—	379

Purchase of treasury units		(6,250)	(221)	—	—	(221)

Adjustment in fair value of derivatives	—	—	—	—	(626)	(626)

Balances - September 30, 2012	$56,193	23,116,776	$403,720	$6,530	$—	$466,443

Balances - January 1, 2013	$—	26,566,776	$349,490	$8,472	$—	$357,962

Net income	—	—	25,389	518	—	25,907

Issuance of restricted units	—	63,750	—	—	—	—

Forfeiture of restricted units	—	(250)	—	—	—	—

General partner contribution	—	—	—	37	—	37

Cash distributions	—	—	(61,902)	(1,384)	—	(63,286)

Unit-based compensation	—	—	737	—	—	737

Excess purchase price over carrying value of acquired assets	—	—	(301)	—	—	(301)

Purchase of treasury units	—	(6,000)	(250)	—	—	(250)

Balances - September 30, 2013	$—	26,624,276	$313,163	$7,643	$—	$320,806

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 4, 2013.

1 Financial information for 2012 has been revised to include results attributable to the Redbird Class A interests and the Blending and Packaging Assets acquired from Cross prior to October 2, 2012.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2013	2012[1]
Cash flows from operating activities:
Net income	$25,907	$94,744
Less: Income from discontinued operations	—	(67,312)
Net income from continuing operations	25,907	27,432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,944	30,315
Amortization of deferred debt issuance costs	2,890	2,611
Amortization of debt discount	230	504
Deferred taxes	—	402
(Gain) loss on sale of property, plant and equipment	(796)	7
Gain on sale of equity method investment	—	(486)
Equity in (earnings) loss of unconsolidated entities	878	(256)
Unit-based compensation	737	379
Preferred dividends on MET investment	1,171	—
Other	7	—
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	43,043	(10,352)
Product exchange receivables	(219)	12,190
Inventories	(8,362)	(41,736)
Due from affiliates	(5,188)	(27,795)
Other current assets	(6,358)	1,996
Trade and other accounts payable	(29,641)	(16,808)
Product exchange payables	936	(9,405)
Due to affiliates	(525)	21,040
Income taxes payable	(440)	154
Other accrued liabilities	8,842	1,353
Change in other non-current assets and liabilities	(210)	(1,126)
Net cash provided by (used in) continuing operating activities	70,846	(9,581)
Net cash provided by (used in) discontinued operating activities	(8,678)	120
Net cash provided by (used in) operating activities	62,168	(9,461)
Cash flows from investing activities:
Payments for property, plant and equipment	(68,591)	(71,550)
Acquisitions	(73,921)	—
Payments for plant turnaround costs	—	(2,578)
Proceeds from sale of property, plant and equipment	4,719	33
Proceeds from sale of equity method investment	—	531
Investment in unconsolidated subsidiaries	—	(775)
Milestone distributions from ECP	—	2,208
Return of investments from unconsolidated entities	1,551	5,133
Contributions to unconsolidated entities	(30,877)	(22,786)
Net cash used in continuing investing activities	(167,119)	(89,784)
Net cash provided by discontinued investing activities	—	271,181
Net cash provided by (used in) investing activities	(167,119)	181,397
Cash flows from financing activities:
Payments of long-term debt	(518,000)	(547,000)
Payments of notes payable and capital lease obligations	(251)	(6,522)
Proceeds from long-term debt	691,000	349,000
Net proceeds from follow on offering	—	91,361
General partner contribution	37	1,951
Purchase of treasury units	(250)	(221)
Decrease in affiliate funding of investments in unconsolidated entities	—	(2,208)
Payment of debt issuance costs	(9,115)	(204)
Excess purchase price over carrying value of acquired assets	(301)	—
Cash distributions paid	(63,286)	(58,332)
Net cash provided by (used in) financing activities	99,834	(172,175)
Net decrease in cash	(5,117)	(239)
Cash at beginning of period	5,162	266
Cash at end of period	$45	$27

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2013.
1 Financial information for 2012 has been revised to include results attributable to the Redbird Class A interests and the Blending and Packaging Assets acquired from Cross prior to October 2, 2012.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,		Variance	Percent Change
	2013	2012
	(In thousands, except BBL per day)
Revenues:
Services	$30,151	$25,066	$5,085	20%
Products	60,054	56,779	3,275	6%
Total revenues	90,205	81,845	8,360	10%

Cost of products sold	53,215	52,697	518	1%
Operating expenses	19,427	14,372	5,055	35%
Selling, general and administrative expenses	979	1,434	(455)	(32)%
Depreciation and amortization	8,532	5,829	2,703	46%
	8,052	7,513	539	7%
Other operating income	—	—	—
Operating income	$8,052	$7,513	$539	7%

Lubricant sales volumes (gallons)	10,638	9,475	1,163	12%
Shore-based throughput volumes (gallons)	65,516	54,728	10,788	20%
Smackover refinery throughput volumes (BBL per day)	6,878	7,404	(526)	(7)%
Corpus Christi crude terminal (BBL per day)	101,921	49,400	52,521	106%

Comparative Results of Operations for the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended September 30,		Variance	Percent Change
	2013	2012
	(In thousands, except BBL per day)
Revenues:
Services	$88,770	$68,649	$20,121	29%
Products	167,550	177,570	(10,020)	(6)%
Total revenues	256,320	246,219	10,101	4%

Cost of products sold	148,624	161,850	(13,226)	(8)%
Operating expenses	54,860	42,339	12,521	30%
Selling, general and administrative expenses	2,422	3,898	(1,476)	(38)%
Depreciation and amortization	22,925	16,028	6,897	43%
	27,489	22,104	5,385	24%
Other operating income	168	395	(227)	(57)%
Operating income	$27,657	$22,499	$5,158	23%

Lubricant sales volumes (gallons)	29,885	29,319	566	2%
Shore-based throughput volumes (gallons)	207,533	165,701	41,832	25%
Smackover refinery throughput volumes (BBL per day)	6,780	5,879	901	15%
Corpus Christi crude terminal (BBL per day)	105,759	40,122	65,637	164%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues:
Marine transportation	$630	$—	$630
Products	204,296	190,738	13,558	7%
Total revenues	204,926	190,738	14,188	7%

Cost of products sold	196,719	186,080	10,639	6%
Operating expenses	1,863	847	1,016	120%
Selling, general and administrative expenses	1,156	786	370	47%
Depreciation and amortization	598	149	449	301%
Operating income	$4,590	$2,876	$1,714	60%

Distributions from unconsolidated entities	$761	$836	$(75)	(9)%

NGL sales volumes (Bbls)	3,162	3,092	70	2%

Comparative Results of Operations for the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended September 30,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues:
Marine transportation	$2,475	$—	$2,475
Products	650,605	527,666	122,939	23%
Total revenues	653,080	527,666	125,414	24%

Cost of products sold	627,748	517,083	110,665	21%
Operating expenses	3,834	2,603	1,231	47%
Selling, general and administrative expenses	2,800	2,242	558	25%
Depreciation and amortization	1,444	436	1,008	231%
Operating income	$17,254	$5,302	$11,952	225%

Distributions from unconsolidated entities	$2,722	$3,114	$(392)	(13)%

NGL sales volumes (Bbls)	9,883	7,825	2,058	26%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues:
Services	$3,001	$2,926	$75	3%
Products	39,096	57,670	(18,574)	(32)%
Total revenues	42,097	60,596	(18,499)	(31)%

Cost of products sold	34,085	47,362	(13,277)	(28)%
Operating expenses	4,166	4,357	(191)	(4)%
Selling, general and administrative expenses	1,069	1,008	61	6%
Depreciation and amortization	2,024	1,750	274	16%
	753	6,119	(5,366)	(88)%
Other operating income	—	(5)	5	(100)%
Operating income	$753	$6,114	$(5,361)	(88)%

Sulfur (long tons)	211.8	200.8	11.0	5%
Fertilizer (long tons)	44.8	61.2	(16.4)	(27)%
Total sulfur services volumes (long tons)	256.6	262.0	(5.4)	(2)%

Comparative Results of Operations for the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended September 30,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues:
Services	$9,003	$8,777	$226	3%
Products	164,375	193,464	(29,089)	(15)%
Total revenues	173,378	202,241	(28,863)	(14)%

Cost of products sold	131,849	149,853	(18,004)	(12)%
Operating expenses	12,791	13,164	(373)	(3)%
Selling, general and administrative expenses	3,132	2,945	187	6%
Depreciation and amortization	5,947	5,325	622	12%
	19,659	30,954	(11,295)	(36)%
Other operating loss	—	(27)	27	(100)%
Operating income	$19,659	$30,927	$(11,268)	(36)%

Sulfur (long tons)	614.9	781.2	(166.3)	(21)%
Fertilizer (long tons)	219.8	238.7	(18.9)	(8)%
Total sulfur services volumes (long tons)	834.7	1,019.9	(185.2)	(18)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues	$24,751	$22,879	$1,872	8%
Operating expenses	19,352	18,026	1,326	7%
Selling, general and administrative expenses	228	580	(352)	(61)%
Depreciation and amortization	2,544	2,564	(20)	(1)%
	2,627	1,709	918	54%
Other operating income	—	—	—
Operating income	$2,627	$1,709	$918	54%

Comparative Results of Operations for the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended September 30,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues	$75,004	$65,912	$9,092	14%
Operating expenses	61,417	52,773	8,644	16%
Selling, general and administrative expenses	1,000	1,366	(366)	(27)%
Depreciation and amortization	7,628	8,526	(898)	(11)%
	4,959	3,247	1,712	53%
Other operating income	628	—	628
Operating income	$5,587	$3,247	$2,340	72%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2013 and 2012, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow from continuing operations.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income	$192	$72,249	$25,907	$94,744
Less: Income from discontinued operations, net of income taxes	—	(63,603)	—	(67,312)
Income from continuing operations	192	8,646	25,907	27,432
Adjustments:
Interest expense	11,060	6,789	31,058	23,284
Income tax expense	303	541	910	3,366
Depreciation and amortization	13,698	10,292	37,944	30,315
EBITDA	25,253	26,268	95,819	84,397
Adjustments:
Equity in (earnings) loss of unconsolidated entities	577	775	878	(256)
(Gain) loss on sale of property, plant and equipment	—	4	(796)	7
(Gain) loss on equity method investment	—	(486)	—	(486)
Debt prepayment premium	—	—	—	2,470
Distributions from unconsolidated entities	761	836	2,722	3,114
Mont Belvieu indemnity escrow payment	—	—	—	(375)
Unit-based compensation	258	261	737	379
Adjusted EBITDA	26,849	27,658	99,360	89,250
Adjustments:
Interest expense	(11,060)	(6,789)	(31,058)	(23,284)
Income tax expense	(303)	(541)	(910)	(3,366)
Amortization of deferred debt issuance costs	815	680	2,890	2,611
Amortization of debt discount	77	77	230	504
Payments of installment notes payable and capital lease obligations	(91)	(81)	(251)	(256)
Deferred income taxes	—	135	—	402
Payments for plant turnaround costs	—	(175)	—	(2,578)
Maintenance capital expenditures	(2,973)	(1,325)	(7,473)	(3,603)
Distributable Cash Flow	$13,314	$19,639	$62,788	$59,680